FILED PURSUANT TO RULE 424(B)(5)

REGISTRATION NO.: 333-224686

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 4, 2020)

5,737,706 Shares of Common Stock

Future FinTech Group Inc.

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering to investors 5,737,706 shares of our common stock (the “Shares”) for a purchase price of $6.10 per share.

We have retained A.G.P. as placement agent (the “Placement Agent”) to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. We expect that the delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about April 6, 2021.

Our common stock is listed on the Nasdaq Capital Market under the symbol “FTFT.” On March 31, 2021, the last reported sale price of our common stock was $6.20 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision. As of March 31, 2021, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $285,422,357, based on 59,548,486 shares of outstanding common stock, of which 13,512,622 shares are held by affiliates, and a per share price of $6.20, which was the closing price of our common stock on March 31, 2021.

	Per Share	Total
Public offering price	$6.10	$35,000,006.60
Placement Agent commissions to be paid by us*	$0.44225	$2,537,500.48
Proceeds, before expenses, to us	$5.65775	$32,462,506.12

*	Does not include other additional compensation received by the placement agent, including reimbursement of legal fees and out of pocket expenses.

Investing in our common stock involves a high degree of risk. Before buying any common stock, you should carefully consider the risks that we have described in “Supplemental Risk Factors” beginning on page S-3 of this prospectus supplement, as well as those described in our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

A.G.P.

The date of this prospectus supplement is April 1, 2021.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

We have not, and the Placement Agent has not, authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. You must not rely upon any information or representation not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus as if we had authorized it. This prospectus supplement, the accompanying prospectus and any applicable free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated herein and therein by reference and any applicable free writing prospectus is correct on any date after their respective dates, even though this prospectus supplement, the accompanying prospectus or an applicable free writing prospectus is delivered or securities are sold on a later date. Our business, financial condition, results of operations and cash flows may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”). This prospectus supplement amends and supplements the information in the prospectus, dated May 4, 2018, filed as a part of our registration statement on Form S-3 (File No. 333-224686), as amended on August 24, 2020, November 4, 2020, and December 4, 2020 (the “Registration Statement”). The Registration Statement was declared effective by the SEC as of December 11, 2020. This prospectus supplement should be read in conjunction with the accompanying prospectus, and is qualified by reference thereto, except to the extent that the information herein amends or supersedes the information contained in the accompanying prospectus.  This prospectus supplement is not complete without, and may only be delivered or utilized in connection with, the accompanying prospectus, and any future amendments or supplements thereto.

Our Registration Statement allows us to offer from time to time a wide array of securities. In the accompanying prospectus, we provide you with a general description of the securities we may offer from time to time under our Registration Statement and other general information that may apply to this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, our common stock, and other information that you should know before investing. You should carefully read both this prospectus supplement and the accompanying prospectus as well as additional information described under “Where You Can Find More Information” before investing in our securities.

This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus. The second part, the prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus supplement,” we are referring to both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and therein. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

As used in this prospectus supplement, “Future FinTech Group Inc.,” “Future FinTech”, “FTFT”, the “Company,” “we,” “our” or “us” refers to Future FinTech Group Inc., and its subsidiaries and variable interest entity on a consolidated basis, unless otherwise indicated. “China” and the “PRC” refer to the People’s Republic of China.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and our consolidated financial statements and related notes thereto appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Before you decide to invest in our securities, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Overview

Future FinTech is a holding company incorporated under the laws of the State of Florida. The Company historically engaged in the production and sale of fruit juice concentrates (including fruit purees and fruit juices), fruit beverages (including fruit juice beverages and fruit cider beverages) in the PRC. Due to drastically increased production costs and tightened environmental laws in China, the Company had transformed its business from fruit juice manufacturing and distribution to a real-name blockchain based e-commerce platform that integrates blockchain and internet technology. The main business of the Company includes an online shopping platform, Chain Cloud Mall (CCM), which is based on blockchain technology; a cross-border e-commerce platform (NONOGIRL); a blockchain-based application incubator; and technical service and support for real name and blockchain based assets and their operating entities (DCON); and the application and development of blockchain-based e-commerce technology and financial technology. The Company is also expanding into financial services.

The Company currently has three direct wholly-owned subsidiaries: DigiPay FinTech Limited (“DigiPay,”), a company incorporated under the laws of the British Virgin Islands, Future FinTech (Hong Kong) Limited, a company incorporated under the laws of Hong Kong, and GlobalKey Shared Mall Limited, a company incorporated under the laws of Cayman Islands (“GlobalKey Shared Mall”).

Our Business

Chain Cloud Mall adopts a “multi-vendor hosted stores + platform self-hosted stores” model. The platform supports various marketing methods, including point rewards programs, coupons, live webcasts, game interaction, and social media sharing. Besides the blockchain-powered features, CCM is also fully equipped with the same functions and services that other Chinese leading traditional e-commerce platforms provide.

Based on blockchain technology, CCM is established to transform the relationship between companies and consumers from traditional selling and buying relationship to a value-sharing relationship. The platform will fairly distribute the benefit of the entire mall to users who engaged in the promotion, development, and consumption based on their contributions to the platform. The members of CCM are not only consumers and entrepreneurs but also participants, promoters and beneficiaries. The CCM shared shopping mall platform is designed to be a block-chain based shopping mall for merchants and goods, not the exchange of digital currencies, and it only accepts payment from credit cards, Alipay and WeChat.

NONOGIRL e-commerce platform was formally launched in July 2020. Currently, the Android version app of the NONOGIRL platform has been launched on Googleplay, Tencent Application Treasure, Xiaomi, OPPO, and VIVO application stores, and the IOS version app of the platform has been launched on Apple App Store. As of December 31, 2020, there were 30,170 registered users of the NONOGIRL platform, of which 12,620 were in China and 17,550 were outside of China.

Other Information

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2019, as amended, and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020. For instructions on how to find copies of these documents, please see the section titled “Incorporation of Certain Information by reference” beginning on page S-8 of this prospectus supplement.

THE OFFERING

Issuer	Future FinTech Group Inc.

Shares offered by us	5,737,706 shares at a purchase price of $6.10 per share.

Common stock outstanding immediately prior to this offering(1)	59,548,486 shares.

Common stock to be outstanding immediately after this offering(1)	65,286,192 shares.

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $32.38 million after deducting estimated placement agent commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering primarily for growth capital and general working capital purposes. See “Use of Proceeds.”

Risk factors	Investing in our common stock involves a high degree of risk, and the purchasers of our common stock may lose all or part of their investment. Before deciding to invest in our securities, please carefully read the section entitled “Risk Factors,” and the accompanying prospectus.

NASDAQ Capital Market Symbol	FTFT

(1)	The number of Common Stock to be outstanding prior to and after this offering is based on the actual number of shares outstanding as of March 31, 2021, which was 59,548,486 and does not include, as of that date:

●

557,791 shares of our Common Stock issuable upon exercise of our warrants outstanding as of March 31, 2021, of which the warrants to purchase 210,526 shares of common stock are not exercisable until June 24, 2021.

Unless otherwise stated, outstanding share information throughout this prospectus supplement excludes the above.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus supplement and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) our most recent annual report on Form 10-K which is on file with the SEC and is incorporated herein by reference, (ii) our most recent quarterly reports on Form 10-Q, which are on file with the SEC and is incorporated by reference into this prospectus supplement, and (iii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus supplement. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in other Exchange Act reports that we file with the SEC, which will be subsequently incorporated herein by reference; by any other prospectus supplement; or by a post-effective amendment to the registration statement of which this prospectus supplement forms a part. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. For more information, see “Where You Can Find More Information,” “Incorporation of Certain Information By Reference” and “Note Concerning Forward-Looking Statements.”

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Subject to certain limited exceptions set forth in the offering documents, we have agreed to use the net proceeds from this offering for growth capital and general working capital purposes. Our management will have significant flexibility in applying the net proceeds of this offering for growth capital and general working capital purposes. You will be relying on the judgment of our management with regard to the use of these net proceeds, and subject to any agreed upon contractual restrictions under the terms of the subscription agreements, you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You will experience immediate dilution in the book value per share of the common stock you purchase.

Because the price per share of our Common Stock being offered is higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the offering price of $6.10 per share, if you purchase the Shares offered in this offering, you will suffer immediate and substantial dilution per Share in the net tangible book value of the common stock.

Future sales or other dilution of our equity could depress the market price of our Common Stock.

Sales of our common stock, preferred stock, warrants, units or any combination of the foregoing in the public market, or the perception that such sales could occur, could negatively impact the price of our Common Stock. If one or more of our shareholders were to sell large portions of their holdings in a relatively short time, for liquidity or other reasons, the prevailing market price of our Common Stock could be negatively affected.

In addition, the issuance of additional shares of our Common Stock, securities convertible into or exercisable for our Common Stock, other equity-linked securities, including preferred stock or warrants or any combination of the securities pursuant to this prospectus will dilute the ownership interest of our common shareholders and could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity securities.

We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities or warrants to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

Risks Related to Our Business Prospects

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, the pandemic quickly spread to many provinces, autonomous regions, and cities all over the China and other parts of the world. Substantially all of our revenues are generated in China. The Company’s results of operations have been materially negatively affected by the COVID-19 pandemic, especially during the first half of 2020. In early 2020, Chinese government took emergency measures to combat the spread of the virus, including quarantines, travel restrictions, and the temporary closure of office buildings and facilities in China, which has materially adversely affected the Company’s business and services and results of operations. Our suppliers have negatively been affected, and could continue to be negatively affected in their ability to supply and ship products to our customers by any further outbreak or resurgence of COVID-19 in China. Our customers that are negatively impacted by the outbreak of COVID-19 may reduce their budgets to purchase products and services from us, which may materially adversely impact our revenue. The business operations of the third parties’ stores on our platform have been and could continue to be negatively impacted by any further outbreak or resurgence of COVID-19, which may negatively impact their operations and business, which may in turn adversely affect the business of our platform as a whole as well as our financial condition and operating results. Some of our customers, contractors, suppliers and other business partners are small and medium-sized enterprises (SMEs), which may not have strong cash flows or be well capitalized, and may be vulnerable to an epidemic outbreak and slowing macroeconomic conditions. Further, as we do not have access to a revolving credit facility, there can be no assurance that we would be able to secure commercial debt financing in the future in the event that we require additional capital. The global economy has also been materially negatively affected by the COVID-19 and there is continued severe uncertainty about the duration and intensity of its impacts. The Chinese and global growth forecast is extremely uncertain, which would seriously affect customer spending on our shopping mall. While the potential economic impact brought by, and the duration of, COVID-19 may be difficult to assess or predict, a widespread pandemic could result in significant disruption of global financial markets, reducing our ability to access capital, which could negatively affect our liquidity. In addition, a recession or market correction resulting from the spread of COVID-19 could materially affect our business and the value of the Company’s Common Stock.

The Company’s promotion strategy of the CCM Shopping Mall previously mainly relied on the training of members and distributors through meetings and conferences before the outbreak. Although China has already begun to recover from the outbreak of COVID-19, the Chinese government still put certain restriction on large gatherings. These restrictions made the promotion strategy for CCM Shopping Mall difficult to implement.

Consequently, our results of operations have been materially adversely affected. Any potential impact to our results will depend on, to a large extent, future developments and new information that may emerge regarding the duration and severity of the COVID-19 and the actions taken by government authorities and other entities to contain the COVID-19 or treat its impact, almost all of which are beyond our control.

NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement of Future FinTech Group Inc. and the documents incorporated by reference herein include forward-looking statements that involve risks and uncertainties within the meaning of the Private Securities Litigation Reform Act of 1995. Other than statements of historical fact, all statements made in this prospectus supplement and in the documents incorporated by reference herein are forward-looking, including, but not limited to (a) our projected sales, profitability, and cash flows, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions. The following important factors, among others, could affect our future results and could cause those results to differ materially from those expressed in such forward-looking statements:

●	fluctuations in the supply of products from our suppliers;

●	the expected growth of the online retail industry in China

●	changes in general economic conditions and conditions adversely affecting the businesses in which Future FinTech is engaged;

●	changes in U.S., China and global financial and equity markets, including market disruptions and significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing for our operations and investments;

●	our success in implementing our business strategy or introducing new products and services;

●	our ability to attract and retain customers;

●	changes in tastes and preferences for, or the consumption of, our products and services;

●	impact of competitive activities on our business;

●	the result of future financing efforts;

●	risks associated with the adverse effects of COVID-19 pandemic globally;

●	risks associated with conducting business internationally and especially in the People’s Republic of China, including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; and

●	change of laws and regulations of blockchain technology and its application to business;

●	other economic, financial and regulatory factors beyond the Company’s control.

Any or all of our forward-looking statements in this prospectus supplement may turn out to be inaccurate. They can be affected by inaccurate assumptions we might make or by known or unknown risks or uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” incorporated by reference into this prospectus supplement.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. You should not place undue reliance on these forward-looking statements.

We undertake no obligation to update forward-looking statements to reflect subsequent events, changed circumstances or the occurrence of unanticipated events.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $32.38 million after deducting placement agent commissions and estimated offering expenses of approximately $2,617,500.

We intend to use the net proceeds from this offering primarily for growth capital and general working capital. We have not determined the amounts we plan to spend on any specific purpose or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds as described above, we intend to invest the net proceeds to us from this offering in a variety of capital preservation investments, including short-term, investment-grade and interest-bearing instruments.

PLAN OF DISTRIBUTION

Pursuant to a placement agent agreement dated April 1, 2021 (the “Placement Agent Agreement”), we have engaged A.G.P./Alliance Global Partners (the “Placement Agent”), to act as our placement agent in connection with this offering of our securities pursuant to this prospectus supplement and accompanying prospectus. Under the terms of the Placement Agent Agreement, the Placement Agent has agreed to be our placement agent, on a reasonable best effort basis, in connection with the issuance and sale by us of our shares of common stock in this offering. The terms of this offering were subject to market conditions and negotiations between us and prospective investors. The Placement Agent Agreement does not give rise to any commitment by the Placement Agent to purchase any of our shares of common stock, and the Placement Agent will have no authority to bind us by virtue of the Placement Agent Agreement. Further, the Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. The Placement Agent may engage sub-agents or selected dealers to assist with the offering.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and/or any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Upon receipt of investors funds for the offering pursuant to this prospectus supplement, we will deliver the shares of common stock to the investors. We expect to deliver the securities being offered pursuant to this prospectus supplement on or about April 6, 2021, subject to customary closing conditions.

Commissions and Offering Expenses

The Placement Agent proposes to offer the securities at the offering price shown on the cover of this prospectus supplement.

As consideration for the services of the Placement Agent, the Placement Agent will receive a cash commission equal to 7.25% of the gross proceeds from the sale of our securities in this offering. The following table shows the public offering price, Placement Agent commissions and proceeds, before expenses, to us.

	Per Share	Total
Public offering price	$6.10	$35,000,006.60
Placement Agent commissions to be paid by us	$0.44225	$2,537,500.48
Proceeds, before expenses, to us	$5.65775	$32,462,506.12

We have also agreed to reimburse the Placement Agent for legal and out of pocket expenses not exceed $35,000 in the aggregate. We estimate the total offering expenses of this offering that will be payable by us, excluding the Placement Agents’ fees and expenses, will be approximately $45,000.

Indemnification

We have agreed to indemnify the Placement Agent and specified other persons against certain liabilities relating to or arising out of the Placement Agent’s activities under the Placement Agent Agreement and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

Lock-Up

We have agreed with the Placement Agent that, from the date of the Securities Purchase Agreement until 90 days after the closing date, we shall not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents or file any registration statement thereto. In addition, our officers and directors have agreed, and subject to certain exceptions, that they will not, during the 90 days after the closing of this offering: (a) offer, sell, agree to offer or sell, solicit offers to purchase, convert, exercise, exchange, grant any call option or purchase any put option with respect to, pledge, encumber, assign, borrow or otherwise dispose of or transfer (each a “Transfer”) any Relevant Security (as defined below) or otherwise publicly disclose the intention to do so, or (b) establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Exchange Act and the rules and regulations thereunder) with respect to any Relevant Security or otherwise enter into any swap, derivative or other transaction or arrangement that Transfer to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by the delivery of Relevant Securities, other securities, cash or other consideration, or otherwise publicly disclose the intention to do so. As used herein, the term “Relevant Security” means any share, warrant to purchase shares or any other security of the Company or any other entity that is convertible into, or exercisable or exchangeable for, shares or any other equity security of the Company, in each case owned beneficially or otherwise by the officer or director on the date set forth on the front cover of the final prospectus used in connection with this offering or acquired by the officer or director during the lock-up period.

Principal Market

Our common stock is listed on the Nasdaq Capital Market under the symbol “FTFT”

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are incorporating by reference specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. We incorporate by reference into this prospectus the documents listed below and any documents that we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering; provided, however, that we are not incorporating any information furnished but not filed under Item 2.02 or Item 7.01 of a Current Report on Form 8-K:

●	our Annual Report on Form 10-K for the year ended December 31, 2019 filed on June 2, 2020, as amended by that Form 10-K/A filed with the SEC on November 4, 2020;

●	our Current Reports on Forms 8-K and 8-K/A filed on April 2, 2021, March 23, 2021, March 1, 2021, February 26, 2021, February 11, 2021, February 10, 2021, January 14, 2021, January 13, 2021, January 12, 2021, December 30, 2020, December 28, 2020, December 21, 2020, December 18, 2020, December 4, 2020, December 2, 2020, November 18, 2020, November 5, 2020, October 30, 2020, September 28, 2020, September 21, 2020, August 7, 2020; July 29, 2020; July 17, 2020; July 16, 2020; June 18, 2020; and June 15, 2020;

●	our Quarterly Reports on Form 10-Q filed on July 6, 2020, August 14, 2020 and November 16, 2020; and

●	the description of our common stock in our Form 8-A, filed April 19, 2010 pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the shares of our common stock contained in our Registration Statement on Form S-1 (File No. 333-159959) filed on June 12, 2009 and declared effective by the SEC on July 23, 2009, and any amendment or report filed with the SEC for purposes of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of this prospectus and any of the documents incorporated by reference in this prospectus, without charge, by written or oral request directed to Future FinTech Group Inc., Attention: Investor Relations Department, Americas Tower, 1177 Avenue of The Americas, Suite 5100, New York, NY 10036, tel: 888-622-1218 or from the SEC through the SEC’s website at the web address provided below.

We file annual and quarterly reports, current reports on Form 8-K and proxy statements with the SEC.  The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

The information relating to our company contained in this prospectus is not comprehensive, and you should read it together with the information contained in the documents incorporated by reference.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by FisherBroyles, LLP. Hunter Taubman Fischer & Li LLC is counsel to the Placement Agent in connection with this offering.

EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the years ended December 31, 2019, as amended and December 31, 2018 have been audited by B F Borgers CPA PC and Wang Certified Public Accountant, P.C., respectively, as set forth in their reports, and are incorporated by reference herein in reliance on such reports given on the authority of said firms as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at http://www.ftftex.com, through which you can access our SEC filings. The information contained on our website is not incorporated by reference into, and does not form any part of, this prospectus supplement or the accompanying prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website.

PROSPECTUS

Future FinTech Group Inc.

$80,000,000

Common Stock

Preferred Stock

Warrants

Units

We may offer from time to time shares of our common stock, par value $0.001 (“Common Stock”), preferred stock, warrants and units that include any of these securities. The aggregate initial offering price of the securities sold under this prospectus will not exceed $80,000,000. We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering.

Our Common Stock is quoted on the NASDAQ Capital Market under the symbol “FTFT.” As of December 4, 2020, the aggregate market value of our outstanding Common Stock held by non-affiliates was approximately $68,737,180 based on 42,286,579 shares of outstanding Common Stock, of which 17,291,241 shares are held by affiliates, and a price of $2.75 per share, which was the last reported sale price of our Common Stock as quoted on the NASDAQ Capital Market on that date. During the 12 calendar months prior to, and including, the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3. You are urged to obtain current market quotations of our Common Stock.

Each time we sell securities hereunder, we will attach a supplement to this prospectus that contains specific information about the terms of the offering, including the price at which we are offering the securities to the public. The prospectus supplement may also add, update or change information contained or incorporated in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

The securities hereunder may be offered directly by us, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the section entitled “About This Prospectus” for more information.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 6 of this prospectus. In addition, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019. You should carefully read and consider these risk factors before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ●, 2020.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. This prospectus, together with applicable prospectus supplements, any information incorporated by reference, and any related free writing prospectuses we file with the Securities and Exchange Commission (the “SEC”), includes all material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus, any accompanying prospectus supplement, and any free writing prospectus prepared or authorized by us. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.

You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $80,000,000.

This prospectus provides certain general information about the securities that we may offer hereunder. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. The prospectus supplement will contain the specific information about the terms of the offering. In each prospectus supplement, we will include the following information:

●	the number and type of securities that we propose to sell;

●	the public offering price;

●	the names of any underwriters, agents or dealers through or to which the securities will be sold;

●	any compensation of those underwriters, agents or dealers;

●	any additional risk factors applicable to the securities or our business and operations; and

●	any other material information about the offering and sale of the securities.

In addition, the prospectus supplement may also add, update or change the information contained or incorporated in this prospectus. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained or incorporated in this prospectus. You should read and consider all information contained in this prospectus and any accompanying prospectus supplement in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus.

As used in this prospectus, “Future FinTech Group Inc.,” “Future FinTech”, “FTFT”, the “Company,” “we,” “our” or “us” refers to Future FinTech Group Inc., and its subsidiaries and variable interest entity on a consolidated basis, unless otherwise indicated. “China” and the “PRC” refer to the People’s Republic of China.

The Company

Overview

Future FinTech is a holding company incorporated under the laws of the State of Florida. The Company historically engaged in the production and sale of fruit juice concentrates (including fruit purees and fruit juices), fruit beverages (including fruit juice beverages and fruit cider beverages) in the PRC. Due to drastically increased production costs and tightened environmental laws in China, the Company had transformed its business from fruit juice manufacturing and distribution to a real-name blockchain based e-commerce platform that integrates blockchain and internet technology. The main business of the Company includes an online shopping platform, Chain Cloud Mall (CCM), which is based on blockchain technology; a cross-border e-commerce platform (NONOGIRL) which was formally launched in July 2020. Currently, the Android version app of the NONOGIRL platform has been launched on Googleplay, Tencent Application Treasure, Xiaomi, OPPO, and VIVO application stores, and the IOS version app of the platform has been launched on Apple App Store. As of September 30, 2020, there were 10,450 registered users of the NONOGIRL platform, of which 1,210 were in China and 9,240 were outside of China.; a blockchain-based application incubator; and technical service and support for real name and blockchain based assets and their operating entities (DCON); and the application and development of blockchain-based e-commerce technology and financial technology. The Company is also expanding into financial service business. On July 13, 2020, the Company entered into a Share Exchange Agreement with Joy Rich Enterprises Limited (“Joy Rich”) to acquire 90% of the issued and outstanding shares of Nice Talent Asset Management Limited (“NTAM”), a Hong Kong-based asset management company, from Joy Rich. NTAM is licensed under the Securities and Futures Commission of Hong Kong (“SFC”) to carry out regulated activities in Type 4: Advising on Securities and Type 9: Asset Management. The transaction is expected to close before the end of December 2020 due to impact of Covid-19 outbreak which has delayed the approval process by the regulatory agency in Hong Kong.

Chain Cloud Mall adopts a “multi-vendor hosted stores + platform self-hosted stores” model. The platform supports various marketing methods, including point rewards programs, coupons, live webcasts, game interaction, and social media sharing. Besides the blockchain-powered features, CCM is also fully equipped with the same functions and services that other Chinese leading traditional e-commerce platforms provide.

Based on blockchain technology, CCM is established to transform the relationship between companies and consumers from traditional selling and buying relationship to a value-sharing relationship. The platform will fairly distribute the benefit of the entire mall to users who engaged in the promotion, development, and consumption based on their contributions to the platform. The members of CCM are not only consumers and entrepreneurs but also participants, promoters and beneficiaries. The CCM shared shopping mall platform is designed to be a block-chain based shopping mall for merchants and goods, not the exchange of digital currencies, and it only accepts payment from credit cards, Alipay and WeChat.

The Company currently has three direct wholly-owned subsidiaries: DigiPay FinTech Limited (“DigiPay,”), a company incorporated under the laws of the British Virgin Islands, Future FinTech (Hong Kong) Limited, a company incorporated under the laws of Hong Kong, and GlobalKey Shared Mall Limited, a company incorporated under the laws of Cayman Islands (“GlobalKey Shared Mall”).

SkyPeople Foods Holding Limited (“SkyPeople BVI”), a company organized under the laws of the British Virgin Islands, held 100% of the equity interest of HeDeTang Holdings (HK) Ltd. (“HeDeTang HK”), a company organized under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”), and HeDeTang HK holds 73.42% of the equity interest of SkyPeople Juice Group Co., Ltd., (“SkyPeople (China)”), a company incorporated under the laws of the PRC. SkyPeople (China) has eleven subsidiaries in the PRC, which are mainly involved in the production and sales of fruit juice concentrates, fruit juice beverages and other fruit-related products in the PRC and overseas markets. On February 27, 2020, SkyPeople BVI completed the transfer of its ownership of HeDeTang HK to New Continent International Co., Ltd. (the “Buyer”), an unrelated third party and a company incorporated in the British Virgin Islands for a total price of RMB 0.6 million (approximately $85,714), pursuant to a Share Transfer Agreement entered into by the Seller and the Buyer on September 18, 2019 and approved at the special shareholders meeting of the Company on February 26, 2020. SkyPeople BVI had no operational assets or business after the transfer and the Company dissolved SkyPeople BVI on July 27, 2020.

Future FinTech (HongKong) Limited (“FinTech HK”) holds 100% of the equity interests of Future Commercial Management Co., Ltd. (formerly known as China Agricultural Silkroad Finance Lease Ltd.), Future Digital FinTech (Xi’an) Co., Ltd. (“Digital Xi’an”) , GuangChengJi (Shanghai) Industrial Co. Ltd, Future Commercial Management (Beijing) Co., Ltd. and Future Commercial Group Co., Ltd. Digital Xi’an holds 100% of the equity interest of Chain Future Digital Tech (Beijing) Co., Ltd.

DigiPay FinTech Limited holds 60% equity interest of DCON DigiPay Limited, a company incorporated in Japan.

GlobalKey Shared Mall holds 100% equity interests of Chain Cloud Mall Network and Technology (Tianjin) Co., Limited (“CCM Network”) and QR (HK) Limited. CCM Network holds 80% equity interest of Chain Cloud Mall Logistics Center (Shaanxi) Co., Limited (“CCM Logistics”) and 90% equity interest of HeDeTang Farm Products Trading Market (Mei County) Co., Ltd. (“HeDeTang Farm”) CCM Logistics owns the remaining 10% equity interest of HeDeTang Farm and 100% equity interest of GlobalKey Supply Chain Limited. On July 24, 2020, the Company’s Board of Directors decided to close the business operation of CCM Logistics and HeDeTang Farm. On November 12, 2020, CCM Network entered into an Equity Transfer Agreement with Xi’an Yishengkang Information Technology, Ltd. (“Xi’an Yishengkang”), an unrelated third party, pursuant to which the Company agreed to sell 90% of total issued and outstanding capital stock of HeDeTang Farm that it owned to Xi’an Yishengkang at RMB9,000 (approximately $1,324). On the same date, CCM Logistics entered into another Equity Transfer Agreement with an individual and unrelated third party, Liyuan Ying, pursuant to which the Company agreed to sell 10% of its shares of total issued and outstanding capital stock of HeDeTang Farm that it owns to Liyuan Ying for RMB1,000 (approximately $147).

On July 31, 2019, CCM Network, Chain Cloud Mall E-commerce (Tianjin) Co., Ltd., a limited liability company incorporated under the laws of the China (the “E-commerce Tianjin”), and Mr. Zeyao Xue and Mr. Kai Xu, citizens of China and shareholders of E-commerce Tianjin, entered into the following agreements, or collectively, the “Variable Interest Entity Agreements” or “VIE Agreements,” pursuant to which CCM Network has contractual rights to control and operate the business of E-commerce Tianjin (the “VIE”). Mr. Zeyao Xue is a major shareholder of the Company and the son of Mr. Yongke Xue, our Chairman. Mr. Kai Xu was the Chief Operating Officer of the Company and currently is the Deputy General Manager of Future Commercial Management (Beijing) Co., Ltd., a wholly owned subsidiary of the Company.

Pursuant to Chinese law and regulations, a foreign owned enterprise cannot apply for and hold a license for operation of certain e-commerce businesses. CCM Network is an indirectly wholly foreign owned enterprise of the Company. In order to comply with Chinese law and regulations, CCM Network agreed to provide E-commerce Tianjin an Exclusive Operation and Use Rights Authorization to operate and use the Chain Cloud Mall System owned by CCM Network.

The following is a summary of the currently effective contractual arrangements relating to E-commerce Tianjin.

Contractual Arrangements with Our Consolidated Affiliated Entity and Its Respective Shareholders

Our contractual arrangements with our VIE and their respective shareholders allow us to (i) exercise effective control over our VIE, (ii) receive substantially all of the economic benefits of our VIE, and (iii) have an exclusive option to purchase all or part of the equity interests in our VIE when and to the extent permitted by PRC law.

As a result of the contractual arrangements with our VIE, we are regarded as the primary beneficiary of our VIE, and we treat them and their subsidiaries as our consolidated affiliated entities under U.S. GAAP. We have consolidated the financial results of our VIE in our consolidated financial statements in accordance with U.S. GAAP.

Agreements that Allow us to Receive Economic Benefits from our VIE

Exclusive Technology Consulting and Service Agreement.

Pursuant to the Exclusive Technology Consulting and Service Agreement, CCM Network agreed to act as the exclusive consultant of E-commerce Tianjin and provide technology consulting and services to E-commerce Tianjin. In exchange, E-commerce Tianjin agreed to pay CCM Network a technology consulting and service fee, the amount of which is to be equivalent to the amount of net profit before tax of E-commerce Tianjin, payable on a quarterly basis after making up losses of previous years (if necessary) and deducting necessary costs, expenses and taxes related to the business operations of E-commerce Tianjin. Without the prior written consent of CCM Network, E-commerce Tianjin may not accept the same or similar technology consulting and services provided by any third party during the term of the agreement. All the benefits and interests generated from the agreement, including but not limited to intellectual property rights, know-how and trade secrets, will be CCM Network’s sole and exclusive property. This agreement has a term of 10 years and may be extended unilaterally by CCM Network with CCM Network’s written confirmation prior to the expiration date. E-commerce Tianjin cannot terminate the agreement early unless CCM Network commits fraud, gross negligence or illegal acts, or becomes bankrupt or winds up.

Agreements that Provide us with Effective Control over our VIE

Exclusive Purchase Option Agreement.

Pursuant to the Exclusive Purchase Option Agreement, Mr. Zeyao Xue and Mr. Kai Xu granted to CCM Network and any party designated by CCM Network the exclusive right to purchase, at any time during the term of this agreement, all or part of the equity interests in E-commerce Tianjin, or the “Equity Interests,” at a purchase price equal to the registered capital paid by Mr. Zeyao Xue and Mr. Kai Xu for the Equity Interests, or, in the event that applicable law requires an appraisal of the Equity Interests, the lowest price permitted under applicable law. Pursuant to powers of attorney executed by Mr. Zeyao Xue and Mr. Kai Xu, they irrevocably authorized any person appointed by CCM Network to exercise all shareholder rights, including but not limited to voting on their behalf on all matters requiring approval of E-commerce Tianjin’s shareholder, disposing of all or part of the shareholder’s equity interest in E-commerce Tianjin, and electing, appointing or removing directors and executive officers. The person designated by CCM Network is entitled to dispose of dividends and profits on the equity interest without reliance on any oral or written instructions of Mr. Zeyao Xue and Mr. Kai Xu. The powers of attorney will remain in force for so long as Mr. Zeyao Xue and Mr. Kai Xu remain the shareholders of E-commerce Tianjin. Mr. Zeyao Xue and Mr. Kai Xu have waived all the rights which have been authorized to CCM Network’s designated person under the powers of attorney.

Equity Pledge Agreement.

Pursuant to the Equity Pledge Agreements, Mr. Zeyao Xue and Mr. Kai Xu pledged all of the Equity Interests to CCM Network to secure the full and complete performance of the obligations and liabilities on the part of E-commerce Tianjin and them under this and the above contractual arrangements. If E-commerce Tianjin, Mr. Zeyao Xue, or Mr. Kai Xu breaches their contractual obligations under these agreements, then CCM Network, as pledgee, will have the right to dispose of the pledged equity interests. Mr. Zeyao Xue and Mr. Kai Xu agree that, during the term of the Equity Pledge Agreements, they will not dispose of the pledged equity interests or create or allow any encumbrance on the pledged equity interests, and they also agree that CCM Network’s rights relating to the equity pledge should not be interfered with or impaired by the legal actions of the shareholders of E-commerce Tianjin, their successors or designees. During the term of the equity pledge, CCM Network has the right to receive all of the dividends and profits distributed on the pledged equity. The Equity Pledge Agreements will terminate on the second anniversary of the date when E-commerce Tianjin, Mr. Zeyao Xue and Mr. Kai Xu have completed all their obligations under the contractual agreements described above.

Agreements that Provide us with the Option to Purchase the Equity Interests in and Assets of our VIE

See Exclusive Purchase Option Agreement above

Spousal Consent Letters. The spouse of Mr. Kai Xu (Mr. Zeyao Xue is not married), the shareholder of E-commerce Tianjin has signed a spousal consent letter agreeing that the equity interests in E-commerce Tianjin held by and registered under the name of such shareholder will be disposed pursuant to the contractual agreements with CCM Network. The spouse of such shareholder agreed not to assert any rights over the equity interest in E-commerce Tianjin held by such shareholder.

Impact of COVID-19 on our Business

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout China and other parts of the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern,” and on March 11, 2020, the World Health Organization characterized the outbreak as a “pandemic”. Beijing City, where our headquarters are located, is among the most affected areas in China. In early 2020, Chinese government took emergency measures to combat the spread of the virus, including quarantines, travel restrictions, and the temporary closure of office buildings and facilities in China.

Substantially all of our revenues are generated in China.  In response to the evolving dynamics related to the COVID-19 outbreak, the Company is following the guidelines of local authorities as it prioritizes the health and safety of its employees, contractors, suppliers and business partners. Our offices in China were closed and all of the Company’s employees worked from home from Chinese New Year at the end of January until late March 2020. The quarantines, travel restrictions, and the temporary closure of office buildings have negatively impacted our business. Our suppliers have negatively been affected, and could continue to be negatively affected in their ability to supply and ship products to our customers in case of any resurgence of COVID-19. Our customers that are negatively impacted by the outbreak of COVID-19 may reduce their budgets to purchase products and services from us, which may materially adversely impact our revenue. The business operations of the third parties’ stores on our e-commerce platform have been and could continue to be negatively impacted by the outbreak, which may negatively impact their operations and business, which may in turn adversely affect the business of our platform as a whole as well as our financial condition and operating results. The outbreak has had and might continue to have disruption to our supply chain, logistics providers, customers or our marketing activities in case of any resurgence of COVID-19, which could materially adversely impact our business and results of operations, including causing our suppliers to cease manufacturing products for a period of time or materially delay delivery to us and our customers, which may also lead to loss of customers, as well as reputational, competitive and business harm to us. Some of our customers, contractors, suppliers and other business partners are small and medium-sized enterprises (SMEs), which may not have strong cash flows or be well capitalized, and may be vulnerable to an epidemic outbreak and slowing macroeconomic conditions. If the SMEs that we work with cannot weather the COVID-19 and the resulting economic impact, or cannot resume business as usual after a prolonged outbreak, our revenues and business operations may be materially and adversely impacted.

The global economy has also been materially negatively affected by the COVID-19 and there is continued severe uncertainty about the duration and intensity of its impacts. The Chinese and global growth forecast is extremely uncertain, which would seriously affect customer spending on our shopping mall.

While the potential economic impact brought by, and the duration of, COVID-19 may be difficult to assess or predict, a widespread pandemic could result in significant disruption of global financial markets, reducing our ability to access capital, which could negatively affect our liquidity. In addition, a recession or market correction resulting from the spread of COVID-19 could materially affect our business and the value of our common stock.

Further, as we do not have access to a revolving credit facility, there can be no assurance that we would be able to secure commercial debt financing in the future in the event that we require additional capital. We currently believe that our financial resources will be adequate to see us through the outbreak. However, in the event that we do need to raise capital in the future, outbreak-related instability in the securities markets could adversely affect our ability to raise additional capital.

Consequently, our results of operations have been materially and adversely affected during the outbreak of COVID-19 in China. Any potential further impact to our results will depend on, to a large extent, future developments and new information that may emerge regarding the duration and severity of the COVID-19 and the actions taken by government authorities and other entities to contain the COVID-19 or treat its impact, almost all of which are beyond our control.

Corporate Information

Our principal executive office is located at Room 2302, South Tower T1, Kaisa Plaza, No. 86 Jianguo Avenue, Chaoyang District, Beijing, China 100025, tel. (86-10) 8353-0888. Our registered agent in the United States is Unisearch, Inc., 155 Office Plaza Drive, Tallahassee, FL 32301, (800) 722-0708. Our website address is https://www.ftftex.com/. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information on our website to be part of this prospectus.

The Offering

Issuer	Future FinTech Group, Inc.

Securities We May Offer	We may offer up to $80,000,000 in aggregate amount of our common stock and preferred stock, warrants or rights, either individually or in units.

Use of Proceeds	We will use the net proceeds from the sale of our securities for general working capital purposes.

Risk Factors	See “Risk Factors” on page 6 and other information we include or incorporate by reference in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

NASDAQ Capital Market Symbol	FTFT

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making any investment decision, you should carefully consider the risk factors set forth below, under the caption “Risk Factors” in any applicable prospectus supplement and under the caption “Risk Factors” in our most recent annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q, which are incorporated by reference in this prospectus, as well as in any applicable prospectus supplement, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

These risks could materially affect our business, results of operation or financial condition and affect the value of our securities. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. You could lose all or part of your investment. For more information, see “Where You Can Find More Information.”

Risks Related to Our Securities and the Offering

Future sales or other dilution of our equity could depress the market price of our Common Stock.

Sales of our Common Stock, preferred stock, warrants, units or any combination of the foregoing in the public market, or the perception that such sales could occur, could negatively impact the price of our Common Stock. If one or more of our shareholders were to sell large portions of their holdings in a relatively short time, for liquidity or other reasons, the prevailing market price of our Common Stock could be negatively affected.

In addition, the issuance of additional shares of our Common Stock, securities convertible into or exercisable for our Common Stock, other equity-linked securities, including preferred stock or warrants or any combination of the securities pursuant to this prospectus will dilute the ownership interest of our common shareholders and could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity securities.

We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities or warrants to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

Our management will have broad discretion over the use of the proceeds we receive from the sale of our securities pursuant to this prospectus and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from any offerings under this prospectus, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for general corporate purposes. Our management might not apply the net proceeds from offerings of our securities in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

We may be deemed as an investment company, which could result in us being required to register as an investment company under the Investment Company Act of 1940 (the “1940 Act”) and becoming subject to the registration and other requirements of the 1940 Act.

We currently own minority ownership of Nova Realm City (“NRC”) and InUnion Chain Ltd. (“InUnion”).

Under the Investment Company Act of 1940: (a) Definitions

(1) When used in this subchapter, “investment company” means any issuer which—

(A) is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities;

(B) is engaged or proposes to engage in the business of issuing face-amount certificates of the installment type, or has been engaged in such business and has any such certificate outstanding; or

(C) is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40 per centum of the value of such issuer’s total assets (exclusive of government securities and cash items) on an unconsolidated basis.

(b) Exemption from provisions

Notwithstanding paragraph (1)(C) of subsection (a), none of the following persons is an investment company within the meaning of this subchapter:

(1) Any issuer primarily engaged, directly or through a wholly-owned subsidiary or subsidiaries, in a business or businesses other than that of investing, reinvesting, owning, holding, or trading in securities.

We primarily engage in e-commerce businesses with our CCM shopping mall that we believe fall into the exemption quoted under (b)(1) above, and do not consider ourselves to be an investment company. If we were to be deemed an “Investment Company” which could result in us being required to register as an investment company under the 1940 Act and becoming subject to the registration and other requirements of the 1940 Act.

The 1940 Act and the rules thereunder contain detailed parameters for the organization and operations of investment companies. Among other things, the 1940 Act and the rules thereunder limit or prohibit transactions with affiliates, impose limitations on the issuance of debt and equity securities, prohibit the issuance of stock options and impose certain governance requirements. We intend to conduct our operations so that we will not be deemed to be an investment company under the 1940 Act, which could prevent us engaging in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40 per centum of the value of our total assets. Also, if anything were to happen which would require the Company to register as an investment company under the 1940 Act, requirements imposed by the 1940 Act, including limitations on our capital structure, ability to transact business with affiliates and ability to compensate key employees, could have negatively impact on our business and adversely affect our business, financial condition and results of operations.

FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act and may involve material risks, assumptions and uncertainties. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “believe,” “might,” “expect,” “anticipate,” “intend,” “plan,” “estimate” and similar words, although some forward-looking statements are expressed differently.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict and which may cause actual outcomes and results to differ materially from what is expressed or forecasted in such forward-looking statements. These forward-looking statements speak only as of the date on which they are made and except as required by law, we undertake no obligation to publicly release the results of any revision or update of these forward-looking statements, whether as a result of new information, future events or otherwise. If we do update or correct one or more forward-looking statements, you should not conclude that we will make additional updates or corrections with respect thereto or with respect to other forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from our forward-looking statements is included in our periodic reports filed with the SEC and in the “Risk Factors” section of this prospectus.

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, which may include, among other things, repayment of debt, repurchases of common stock, capital expenditures, the financing of possible acquisitions or business expansions, increasing our working capital and the financing of ongoing operating expenses and overhead.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of our capital stock and certain provisions of our certificate of incorporation and bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Second Amended and Restated Articles of Incorporation, as amended (“Articles of Incorporation”), our Amended and Restated Bylaws (“Bylaws”), and applicable provisions of the Florida Business Corporation Act (the “FBCA”).

See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our Second Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, which have been filed with and are publicly available from the SEC.

Our authorized capital stock consists of 60,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. Currently, we have no other authorized classes of stock.

DESCRIPTION OF COMMON STOCK

As of December 4, 2020, there were 42,286,579 shares of our Common Stock outstanding, held by approximately 85 stockholders of record.

Our Common Stock is currently traded on the NASDAQ Capital Market under the symbol “FTFT.”

Holders of shares of our Common Stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Except if a greater plurality is required by the express requirements of law or our amended and restated articles of incorporation, the affirmative vote of a majority of the shares of voting stock represented at a meeting of shareholders at which there shall be a quorum present shall be required to authorize all matters to be voted upon by our shareholders. According to our charter documents, holders of our Common Stock do not have preemptive rights and are not entitled to cumulative voting rights.  There are no conversion or redemption rights or sinking funds provided for our shareholders.  Shares of our Common Stock share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available for distribution as dividends.  In the event of our liquidation, dissolution or winding up, the holders of our Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.  All of the outstanding shares of our Common Stock are fully paid and non-assessable. All issued and outstanding shares of Common Stock are fully paid and nonassessable. Shares of our Common Stock that may be offered for resale, from time to time, under this prospectus will be fully paid and nonassessable.

Effect of Florida Affiliated Transactions and Anti-Takeover Statutes

As a Florida corporation, the Company is subject to certain anti-takeover provisions that apply to public corporations under the FBCA. Pursuant to Section 607.0901 of the FBCA, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder for a period of three (3) years following the time that such shareholder became an interested shareholder, unless:

●	such business combination or other extraordinary corporate transaction (including a transaction which resulted in the shareholder becoming an interested shareholder) is approved by a majority of disinterested directors before the subject shareholder becomes an interested shareholder;

●	upon consummation of such a business combination or extraordinary corporate transaction that resulted in the subject shareholder becoming an interested shareholder, such shareholder owned at least 85% of the outstanding voting shares of the corporation at the time such transaction commenced, exclusive of shares owned by directors, officers and certain employee stock plans; or

●	at or subsequent to the time the subject shareholder became an interested shareholder, such business combination or other extraordinary corporate transaction is approved by the Board of Directors and authorized by an affirmative vote of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder) at an annual or special meeting of shareholders, and not by written consent.

The above requirements do not apply to such business combinations or other extraordinary corporate transactions with an interested shareholder if:

●	the corporation has not had more than 300 shareholders of record at any time during the three years preceding the announcement date of any such business combination;

●	the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least three (3) years preceding the announcement date of any such business combination;

●	the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

●	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is generally defined as a person who, together with affiliates and associates, beneficially owns more than 15% of a corporation’s outstanding voting shares.  The Company has not made an election in the Articles of Incorporation to opt out of Section 607.0901.

In addition, the Company is subject to Section 607.0902 of the FBCA, which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) the Board of Directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by the Board of Directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

Although the FBCA permits a corporation to opt out of these requirements, the Company has not elected to opt out, which may have the effect of making it more difficult for any person or group to acquire the Company or substantial amounts of the Company’s common stock, or engage in any “affiliated transaction,” including the acquisition of a substantial amount of the Company’s assets.

DESCRIPTION OF PREFERRED STOCK

As of the date of this prospectus, no shares of preferred stock had been issued or were outstanding. Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of preferred stock by us could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of our company or other corporate action.

We will file as an exhibit to the Registration Statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation or amendment to our Certificate of Incorporation that describes the terms of any series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include, but not be limited to, the following: (i) the title and stated value; (ii) the number of shares we are offering; (iii) the liquidation preference per share; (iv) the purchase price; (v) the dividend rate, period and payment date and method of calculation for dividends; (vi) whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate; (vii) the provisions for a sinking fund, if any; (viii) the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights; (ix) whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period; (x) whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period; (xi) voting rights, if any, of the preferred stock; (x) preemptive rights, if any; (xi) restrictions on transfer, sale or other assignment, if any; (xii) a discussion of any material United States federal income tax considerations applicable to the preferred stock; (xiii) the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; (xiv) any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs and (xv) any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of Common Stock and/or preferred stock in one or more series. We may issue warrants independently or together with Common Stock and/or preferred stock and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the Registration Statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase Common Stock or preferred stock, the number of shares of Common Stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including in the case of warrants to purchase Common Stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the Company in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the Company for warrant exercise.

If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue, in one more series, units consisting of Common Stock, preferred stock and/or warrants for the purchase of Common Stock and/or preferred stock in any combination. The applicable prospectus supplement will describe:

●	the securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;

●	the terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

The securities covered by this prospectus may be offered and sold from time to time pursuant to one or more of the following methods:

●	through agents;

●	to or through underwriters;

●	to or through broker-dealers (acting as agent or principal);

●	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

●	directly to purchasers, through a specific bidding or auction process or otherwise; or

●	through a combination of any such methods of sale.

Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the securities or from both us and the purchasers. Any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

Each time securities are offered by this prospectus, the prospectus supplement, if required, will set forth:

●	the name of any underwriter, dealer or agent involved in the offer and sale of the securities;

●	the terms of the offering;

●	any discounts concessions or commissions and other items constituting compensation received by the underwriters, broker-dealers or agents;

●	any over-allotment option under which any underwriters may purchase additional securities from us; and

●	any initial public offering price.

The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The distribution of securities may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include cross or block trades:

●	transactions on the NASDAQ Capital Market or any other organized market where the securities may be traded;

●	in the over-the-counter market;

●	in negotiated transactions;

●	under delayed delivery contracts or other contractual commitments; or

●	a combination of such methods of sale.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. This prospectus and the prospectus supplement will be used by the underwriters to resell the shares of our securities.

If 5% or more of the net proceeds of any offering of our securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

Agents, underwriters and dealers may be entitled under agreements entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by FisherBroyles, LLP.

EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the years ended December 31, 2019 and 2018 have been audited by B F Borgers CPA PC and Wang Certified Public Accountant, P.C., respectively, as set forth in their reports, and are included in reliance on such report given on the authority of said firms as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, between the date of the initial registration statement and prior to effectiveness of the registration statement and the documents listed below that we have previously filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2019 filed on June 2, 2020, as amended by that Form 10-K/A filed with the SEC on November 4, 2020;

●	our Current Reports on Forms 8-K filed on December 4, 2020, December 2, 2020, November 18, 2020, November 5, 2020, October 30, 2020, September 28, 2020, September 21, 2020, August 7, 2020; July 29, 2020; July 17, 2020; July 16, 2020; June 18, 2020; and June 15, 2020;

●	our Quarterly Reports on Form 10-Q filed on July 6, 2020, August 14, 2020 and November 16, 2020; and

●	the description of our common stock in our Form 8-A, filed April 19, 2010 pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the shares of our common stock contained in our Registration Statement on Form S-1 (File No. 333-159959) filed on June 12, 2009 and declared effective by the SEC on July 23, 2009, and any amendment or report filed with the SEC for purposes of updating such description.

We also incorporate by reference all documents that we file with the SEC on or after the effective time of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the sale of all the securities registered hereunder or the termination of the registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of this prospectus and any of the documents incorporated by reference in this prospectus, without charge, by written or oral request directed to Future FinTech Group Inc., Attention: Investor Relations Department, Room 2302, South Tower T1, Kaisa Plaza, No. 86 Jianguo Avenue, Chaoyang District, Beijing, China 100025, tel. (86-10) 8353-0888, or from the SEC through the SEC’s website at the web address provided below.

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance you are referred to the copy of the contract or other document filed as an exhibit to the registration statement or incorporated herein, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and these securities that, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the Registration Statement can be obtained at the address set forth below or at the SEC’s website as noted below. You should read the registration statement, including any applicable prospectus supplement, for further information about us and these securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http:/www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because our Common Stock is listed on the NASDAQ Capital Market, you may also inspect reports, proxy statements and other information at the offices of the NASDAQ Capital Market.